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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                     ______

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          TESORO PETROLEUM CORPORATION
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             (Exact name of registrant as specified in its charter)


                 Delaware                               95-0862768
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

8700 Tesoro Drive
San Antonio, Texas                                       78217
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(Address of principal executive offices)              (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration file number to which this form relates:
333-51789 (if applicable)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
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Premium Income Equity Securities ("PIES")         New York Stock Exchange
represented by depositary shares

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
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Item 1.  Description of Registrant's Securities to be Registered

                 The securities to be registered are Premium Income Equity Securities (the "PIES") of the Registrant represented by depositary shares. A description of the PIES is set forth under the caption "Description of PIES" in the prospectus supplement, subject to completion, which constitutes part of the Registrant's Registration Statement on Form S-3 (File No. 333-51789), as filed with the Securities and Exchange Commission on May 4, 1998, pursuant to the Securities Act of 1933, as amended (the "Act"), which such description is hereby incorporated herein by reference. Such description will also be included in a form of prospectus supplement to be filed by the Registrant pursuant to Rule 424(b) under the Act, which such prospectus supplement shall be deemed to be hereby incorporated herein by reference.


Item 2.  Exhibits

         1.       Form of Certificate of Designation, Rights and Preferences.

         2. Form of Deposit Agreement among the Registrant, The Bank of New York and the holders from time to time of depositary receipts executed and delivered thereunder.





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                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  TESORO PETROLEUM CORPORATION



                                  By: /s/ James C. Reed Jr.
                                     -----------------------------------------
                                          James C. Reed, Jr.
                                          Executive Vice President,
                                          General Counsel and
                                          Secretary

Dated:  June 22, 1998





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                               INDEX TO EXHIBITIS


1.       Form of Certificate of Designation, Rights and Preferences.

2. Form of Deposit Agreement among the Registrant, The Bank of New York and the holders from time to time of depositary receipts executed and delivered thereunder.





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